Exhibit 99.2 Seaport District Hughes Landing 6100 Merriweather New York, NY Houston, TX Columbia, MD Supplemental Information Three months ended September 30, 2019 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2019 as amended and supplemented by any risk factors contained in our quarterly reports on Form 10-Q, which have been subsequently filed with the SEC. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 19 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 20 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 21 Statements of Operations 9 Under Construction Properties 17 Acquisitions / Dispositions 22 Income Reconciliations 10 Seaport District Operating Performance 18 Master Planned Community Land 23 Ward Village Condominiums 24 Other Assets 25 Debt Summary 26 Property-Level Debt 27 Ground Leases 29 Definitions 30 Reconciliations of Non-GAAP Measures 31 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q3 2019

Exchange / Ticker	NYSE:	HHC
Share Price - September 30, 2019	$	129.60
Diluted Earnings / Share	$	0.69
FFO / Diluted Share	$	0.91
Core FFO / Diluted Share	$	1.38
AFFO / Diluted Share	$	1.32

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Summerlin
LAS VEGAS
Ward Village
HAWAII
Houston MPCs
Riverwalk
NEW ORLEANS

Recent Company Highlights

LAS VEGAS, Sept. 16, 2019 (PRNewswire) -- The Howard Hughes Corporation (HHC) celebrated Las Vegas Ballpark being named "Ballpark of the Year" and its professional Triple-A baseball team, the Las Vegas Aviators, being named "Team of the Year", both by Ballpark Digest. This is the first time Ballpark Digest has awarded both a stadium and its affiliated team with top honors during the same year—the latest recognition during a record-setting inaugural season.

DALLAS, July 18, 2019 (PRNewswire) -- HHC announced that two of its communities, Summerlin and Bridgeland, have ranked among the top-selling MPCs in the country, according to the recent release of RCLCO's 2019 Mid-Year Report. Summerlin ranked fourth, following three consecutive years in the top five for year-end sales, and Bridgeland jumped seven spots to number eleven after posting year-over-year growth of 35%.

HONOLULU, July 10, 2019 (PRNewswire) -- HHC continues to make strong progress at its Ward Village master planned community, securing a $293.7 million loan for its fifth residential tower, 'A'ali'i, and breaking ground on its newest residential building, Kō'ula. As of the date of this release, Kō'ula was 64% pre-sold while 'A'ali'i was over 80% pre-sold, reflecting the strong underlying demand to live in Ward Village.

Q3 2019 MPC & Condominium Results

$ in millions



Woodlands/ Woodlands Hills 5%
Bridgeland 24%
3Q19 MPC EBT $60.6M
Summerlin 71%



'A'ali'i 21%
Ae'o 2%
Ke Kilohana 5%
Anaha 2%
Waiea 2%
3Q19 Condo sales 55 units
Kō'ula 68%

Q3 2019 MPC EBT		
Bridgeland	$	14.3
Columbia		—
Summerlin		43.2
Woodlands/Woodlands Hills		3.1
Total	**$**	**60.6**

Q3 2019 Condo Units Contracted	
Waiea	1
Anaha	1
Ke Kilohana	3
Ae'o	1
'A'ali'i	11
Kō'ula	38
Total	**55**

Howard Hughes
HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Q3 2019 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions


Retail
8%
Office
36%
Multi-
family
56%
Projected
Stabilized
NOI
$52.7M

Retail & Office S.F.	1,856,633
Multi-family Units	1,603
Hotel Keys	—
Other Units	—
Projected Stabilized NOI $	52.7

Currently Unstabilized

$ in millions


Other
2%
Hotel
30%
Office
47%
Retail
8%
Multi-
family
13%
Projected
Stabilized
NOI
$89.9M

Retail & Office S.F.	1,996,256
Multi-family Units	996
Hotel Keys	704
Other Units	1,376
Projected Stabilized NOI $	89.9

Currently Stabilized

$ in millions


Hotel
2%
Other
9%
Office
41%
Retail
36%
Multi-
family
12%
Projected
Stabilized
NOI
$180.5M

Retail & Office S.F.	5,567,865
Multi-family Units	1,601
Hotel Keys	205
Other Units	—
Projected Stabilized NOI $	180.5

Total

$ in millions


Hotel
10%
Other
5%
Office
42%
Retail
23%
Multi-family
20%
Projected
Stabilized
NOI
$323.1M

Retail & Office S.F.	9,420,754
Multi-family Units	4,200
Hotel Keys	909
Other Units	1,376
Projected Stabilized NOI $	323.1

Q3 2019 Operating Results by Property Type

Currently Under Construction

$ in millions


3Q19
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions


Other
1%
Hotel
40%
Office
37%
Retail
11%
Multi-
family
11%
3Q19
Unstabilized
NOI
$15.0M

Currently Stabilized

$ in millions


Hotel
3%
Other
5%
Office
45%
Retail
34%
Multi-
family
13%
3Q19
Stabilized
NOI
$41.3M

Total

$ in millions


Hotel
13%
Other
4%
Office
43%
Retail
28%
Multi-family
12%
3Q19
Total
NOI
$56.3M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 18 for Seaport project information. See page 30 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

Howard Hughes
HowardHughes.com 214.741.7744 5

Financial Summary

($ in thousands, except share price and billions)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	YTD Q3 2019	YTD Q3 2018
Company Profile							
Share price (a)	$129.60	$123.84	$110.00	$97.62	$124.22	$129.60	$124.22
Market Capitalization (b)	$5.6b	$5.4b	4.8b	4.2b	$5.4b	$5.6b	$5.4b
Enterprise Value (c)	$8.8b	$8.3b	7.7b	7.0b	$8.2b	$8.8b	$8.2b
Weighted avg. shares - basic	43,134	43,113	43,106	43,075	43,066	43,118	43,023
Weighted avg. shares - diluted	43,428	43,271	43,257	43,250	43,317	43,375	43,281
Total diluted share equivalents outstanding	43,426	43,223	43,223	43,077	43,194	43,426	43,194
Debt Summary							
Total debt payable (d)	$ 3,665,263	$ 3,465,714	$ 3,274,379	$ 3,215,211	$ 3,296,486	$ 3,665,263	$ 3,296,486
Fixed rate debt	$ 2,011,626	$ 1,904,165	$ 1,675,207	$ 1,663,875	$ 1,651,695	$ 2,011,626	$ 1,651,695
Weighted avg. rate - fixed	5.11%	5.18%	5.06%	5.17%	4.60%	5.11%	4.60%
Variable rate debt, excluding condominium financing	$ 1,625,792	$ 1,561,549	$ 1,494,918	$ 1,454,579	$ 1,411,932	$ 1,625,792	$ 1,411,932
Weighted avg. rate - variable	4.54%	4.79%	4.85%	4.88%	4.78%	4.54%	4.78%
Condominium debt outstanding at end of period	$ 27,846	$ —	$ 104,254	$ 96,757	$ 232,859	$ 27,846	$ 232,859
Weighted avg. rate - condominium financing	5.12%	N/A	5.74%	5.75%	6.04%	5.12%	6.04%
Leverage ratio (debt to enterprise value)	41.17%	41.17%	42.16%	45.49%	39.54%	41.18%	39.61%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes. HowardHughes.com 214.741.7744 6

Financial Summary (con't)

($ in thousands)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	YTD Q3 2019	YTD Q3 2018
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 101,694	$ 106,604	$ 89,107	$ 80,940	$ 83,676	$ 297,405	$ 254,205
Expenses	(47,410)	(47,901)	(42,754)	(41,348)	(42,787)	(138,065)	(125,228)
Company's Share NOI - Equity investees	2,043	1,688	5,089	1,952	1,343	8,820	6,144
Operating Assets NOI (a)	56,327	60,391	51,442	41,544	42,232	168,160	135,121
Avg. NOI margin	55%	57%	58%	51%	50%	57%	53%
MPC Segment Earnings							
Total revenues	92,287	72,859	50,896	47,786	143,135	216,042	261,665
Total expenses (b)	(44,723)	(40,406)	(28,679)	(25,864)	(70,297)	(113,808)	(143,835)
Interest (expense) income, net (c)	8,550	8,283	7,543	7,093	6,626	24,376	19,826
Equity in earnings in real estate and other affiliates	4,523	6,499	7,837	1,602	9,454	18,859	34,682
MPC Segment EBT (c)	60,637	47,235	37,597	30,617	88,918	145,469	172,338
Seaport District Segment Income (d)							
Revenues	22,389	12,325	6,586	9,278	12,852	41,300	19,601
Expenses	(25,281)	(15,212)	(10,571)	(12,794)	(15,798)	(51,068)	(21,564)
Company's Share NOI - Equity investees	(148)	(42)	(195)	(134)	(452)	(385)	(579)
Seaport District NOI (e)	(3,040)	(2,929)	(4,180)	(3,650)	(3,398)	(10,153)	(2,542)
Avg. NOI margin	(14%)	(24%)	(63%)	(39%)	(26%)	(25%)	(13%)
Condo Gross Profit							
Revenues (f)	9,999	235,622	198,310	317,953	8,045	443,931	39,767
Expenses (f)	(7,010)	(220,620)	(137,694)	(220,849)	(6,168)	(365,324)	(41,713)
Condo Net Income (f)	$ 2,989	$ 15,002	$ 60,616	$ 97,104	$ 1,877	$ 78,607	$ (1,946)

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.

(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.

(d) Starting in the first quarter of 2019, the Seaport District has been moved out of our other segments and into a stand-alone segment for disclosure purposes. Segment information for all periods presented has been updated to reflect this change.

(e) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

(f) Revenues in 2019 and 2018 represent Condominium rights and unit sales and expenses represent Condominium rights and unit cost of sales as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018.

Howard Hughes

HowardHughes.com 214.741.7744 7

Balance Sheets

(In thousands, except par values and share amounts)	Q3 2019 Unaudited	Q3 2018 Unaudited	FY 2018 Unaudited	FY 2017 Unaudited
Assets:				
Investment in real estate:				
Master Planned Communities assets	$ 1,683,224	$ 1,621,168	$ 1,642,660	$ 1,642,278
Buildings and equipment	3,268,926	2,510,945	2,932,963	2,238,617
Less: accumulated depreciation	(478,185)	(359,445)	(380,892)	(321,882)
Land	315,643	302,858	297,596	277,932
Developments	1,345,807	1,825,847	1,290,068	1,196,582
Net property and equipment	6,135,415	5,901,373	5,782,395	5,033,527
Investment in real estate and other affiliates	121,611	107,720	102,287	76,593
Net investment in real estate	6,257,026	6,009,093	5,884,682	5,110,120
Net investment in lease receivable	78,021	—	—	—
Cash and cash equivalents	637,979	454,080	499,676	861,059
Restricted cash	204,650	158,468	224,539	103,241
Accounts receivable, net	17,248	15,437	12,589	13,041
Municipal Utility District receivables, net	288,376	237,567	222,269	184,811
Notes receivable, net	36,425	40,220	4,694	5,864
Deferred expenses, net	110,935	95,811	95,714	80,901
Operating lease right-of-use assets, net	70,349	—	—	—
Prepaid expenses and other assets, net	246,906	286,194	411,636	370,027
Total assets	**$ 7,947,915**	**$ 7,296,870**	**$ 7,355,799**	**$ 6,729,064**
Liabilities:				
Mortgages, notes and loans payable, net	$ 3,624,684	$ 3,261,210	$ 3,181,213	$ 2,857,945
Operating lease obligations	71,190	—	—	—
Deferred tax liabilities	172,476	148,770	157,188	160,850
Accounts payable and accrued expenses	699,509	705,864	779,272	521,718
Total liabilities	**4,567,859**	**4,115,844**	**4,117,673**	**3,540,513**
Equity:				
Common stock: $.01 par value; 150,000,000 shares authorized, 43,752,777 issued and 43,232,928 outstanding as of September 30, 2019 and 43,511,473 shares issued and 42,991,624 outstanding as of December 31, 2018	438	436	436	433
Additional paid-in capital	3,334,101	3,318,747	3,322,433	3,302,502
Accumulated deficit	(45,285)	(157,602)	(120,341)	(109,508)
Accumulated other comprehensive loss	(35,513)	4,450	(8,126)	(6,965)
Treasury stock, at cost, 519,849 shares as of September 30, 2019 and December 31, 2018	(62,190)	(60,743)	(62,190)	(3,476)
Total stockholders' equity	3,191,551	3,105,288	3,132,212	3,182,986
Noncontrolling interests	188,505	75,738	105,914	5,565
Total equity	**3,380,056**	**3,181,026**	**3,238,126**	**3,188,551**
Total liabilities and equity	**$ 7,947,915**	**$ 7,296,870**	**$ 7,355,799**	**$ 6,729,064**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	43,233	43,033	42,992	43,271
Dilutive effect of stock options (a)	107	114	117	200
Dilutive effect of warrants (b)	86	47	—	1,446
Total diluted share equivalents outstanding	**43,426**	**43,194**	**43,109**	**44,917**

(a) Stock options assume net share settlement calculated for the period presented.
(b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes. HowardHughes.com 214.741.7744 8

Statements of Operations Comparative Statements of Operations: Total Portfolio (In thousands, except per share amounts) Q3 2019 Q3 2018 YTD Q3 2019 YTD Q3 2018 Revenues: Unaudited Unaudited Unaudited Unaudited Condominium rights and unit sales $ 9,999 $ 8,045 $ 443,931 $ 39,767 Master Planned Communities land sales 77,368 127,730 177,001 226,727 Minimum rents 55,552 53,244 164,356 153,156 Tenant recoveries 13,704 12,806 40,724 37,808 Hospitality revenues 20,031 19,108 68,536 64,738 Builder price participation 9,660 8,685 24,224 19,394 Other land revenues 5,954 7,145 16,646 15,988 Other rental and property revenues 37,816 20,397 79,872 42,266 Interest income from sales-type leases 1,088 — 1,088 — Total revenues 231,172 257,160 1,016,378 599,844 Expenses: Condominium rights and unit cost of sales 7,010 6,168 365,324 41,713 Master Planned Communities cost of sales 33,304 57,183 78,128 109,609 Master Planned Communities operations 11,866 13,044 35,948 33,956 Other property operating costs 53,214 42,942 131,808 91,847 Rental property real estate taxes 9,080 8,519 28,585 24,148 Rental property maintenance costs 3,533 4,456 11,862 11,604 Hospitality operating costs 14,080 14,723 46,310 45,707 (Recovery) provision for doubtful accounts (107) 2,282 (195) 4,417 Demolition costs 138 2,835 737 16,166 Development-related marketing costs 5,341 7,218 16,874 20,484 General and administrative 32,519 20,645 87,923 71,795 Depreciation and amortization 40,093 31,123 115,142 88,398 Total expenses 210,071 211,138 918,446 559,844 Other: Gain on sale or disposal of real estate, net 24,201 — 24,051 — Other income (loss), net 1,337 (3,710) 11,798 (3,444) Total other 25,538 (3,710) 35,849 (3,444) Operating income 46,639 42,312 133,781 36,556 Selling profit from sales-type leases 13,537 — 13,537 — Interest income 2,872 2,080 7,696 6,759 Interest expense (28,829) (21,670) (76,358) (57,182) Equity in earnings from real estate and other affiliates 4,542 8,612 20,847 39,297 Income before taxes 38,761 31,334 99,503 25,430 Provision for income taxes 8,718 7,487 24,207 5,628 Net income 30,043 23,847 75,296 19,802 Net income attributable to noncontrolling interests (285) (482) (240) (51) Net income attributable to common stockholders $ 29,758 $ 23,365 $ 75,056 $ 19,751 Basic income per share: $ 0.69 $ 0.54 $ 1.74 $ 0.46 Diluted income per share: $ 0.69 $ 0.54 $ 1.73 $ 0.46 HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q3 2019	Q3 2018	YTD Q3 2019	YTD Q3 2018
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common stockholders	$ 29,758	$ 23,365	$ 75,056	$ 19,751
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	37,769	29,329	109,323	83,429
Gain on sale or disposal of real estate, net	(24,201)	—	(24,051)	—
Selling profit from sales-type leases	(13,537)	—	(13,537)	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate, net	5,868	—	5,868	—
Selling profit from sales-type leases	3,303	—	3,303	—
Reconciling items related to noncontrolling interests	285	482	240	51
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	916	577	2,674	1,882
FFO	**$ 40,161**	**$ 53,753**	**$ 158,876**	**$ 105,113**
Adjustments to arrive at Core FFO:				
Severance expenses	$ 2,167	$ 139	$ 3,090	$ 420
Non-real estate related depreciation and amortization	2,324	1,794	5,819	4,969
Straight-line amortization	(2,103)	(3,676)	(6,257)	(10,104)
Deferred income tax expense	8,368	7,179	23,189	4,621
Non-cash fair value adjustments related to hedging instruments	199	(394)	(21)	(1,262)
Share based compensation	3,240	2,877	8,893	8,231
Other non-recurring expenses (development related marketing and demolition costs)	5,479	10,053	17,611	36,650
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	24	93	101	211
Core FFO	**$ 59,859**	**$ 71,818**	**$ 211,301**	**$ 148,849**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (206)	$ (1,519)	$ (4,001)	$ (10,684)
Leasing commissions	(1,801)	(244)	(2,589)	(1,694)
AFFO	**$ 57,852**	**$ 70,055**	**$ 204,711**	**$ 136,471**
FFO per diluted share value	**$ 0.91**	**$ 1.24**	**$ 3.66**	**$ 2.43**
Core FFO per diluted share value	**$ 1.38**	**$ 1.66**	**$ 4.87**	**$ 3.44**
AFFO per diluted share value	**$ 1.32**	**$ 1.62**	**$ 4.72**	**$ 3.15**

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NOI by Region, excluding the Seaport District

Property	% Ownership (a)	Total		Q3 2019 Occupied (#)		Q3 2019 Leased (#)		Q3 2019 Occupied (%)		Q3 2019 Leased (%)		Q3 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	1,477,006	—	1,390,297	—	1,421,426	—	94%	—%	96%	—%	$ 42,026	$ 40,070	—
Office - Columbia	100%	1,255,741	—	1,148,956	—	1,192,546	—	91%	—%	95%	—%	22,526	22,779	—
Office - Summerlin	100%	387,813	—	387,813	—	387,813	—	100%	—%	100%	—%	10,241	10,200	—
Retail - Houston	100%	292,652	—	271,923	—	271,923	—	93%	—%	93%	—%	9,527	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,229	2,200	—
Retail - Hawaii	100%	936,530	—	872,527	—	875,912	—	93%	—%	94%	—%	19,345	19,800	—
Retail - Other	100%	268,522	—	242,673	—	256,078	—	90%	—%	95%	—%	6,676	6,500	—
Retail - Summerlin	100%	823,531	—	770,923	—	770,923	—	94%	—%	94%	—%	18,264	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	23,126	1,047	23,126	1,065	99%	95%	99%	97%	16,242	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	11,471	332	11,471	348	84%	87%	84%	92%	2,959	2,900	—
Multi-Family - Summerlin (d)	100%	—	124	—	110	—	110	—%	89%	—%	89%	2,117	2,200	—
Hospitality - Houston (e)	100%	—	205	—	167	—	—	—%	81%	—%	—%	5,426	4,500	—
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	7,000	7,000	—
Other Assets (f)	—	—	—	—	—	—	—	—%	—%	—%	—%	10,198	9,531	—
Total Stabilized Properties (g)												**174,776**	**180,483**	—
Unstabilized Properties														
Office - Houston	100%	1,113,884	—	1,003,824	—	1,006,446	—	90%	—%	90%	—%	14,278	26,058	1.1
Office - Columbia	100%	447,235	—	92,141	—	255,545	—	21%	—%	57%	—%	811	12,700	3.5
Office - Summerlin	100%	144,615	—	141,886	—	141,886	—	98%	—%	98%	—%	3,035	3,500	1.0
Retail - Houston	100%	143,749	—	127,932	—	127,932	—	89%	—%	89%	—%	4,388	3,368	0.5
Retail - Hawaii	100%	108,747	—	80,164	—	105,449	—	74%	—%	97%	—%	2,303	3,759	0.3
Multi-Family - Houston (d)	100%	—	292	—	251	—	262	—%	86%	—%	90%	2,327	3,500	1.0
Multi-Family - Columbia (d)	50%	28,026	437	13,544	364	13,544	385	48%	83%	48%	88%	3,631	3,800	1.0
Multi-Family - Summerlin (d)	100%	—	267	—	85	—	113	—%	32%	—%	42%	648	4,400	1.0
Hospitality - Houston (e)	100%	—	704	—	453	—	—	—%	64%	—%	—%	24,028	27,000	1.0
Self Storage - Houston	100%	—	1,376	—	1,144	—	1,172	—%	83%	—%	85%	561	1,600	1.0
Other - Houston	100%	10,000	—	10,000	—	10,000	—	100%	—%	100%	—%	158	260	0.3
Total Unstabilized Properties												**$ 56,168**	**$ 89,945**	**1.7**

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NOI by Region, excluding the Seaport District (con't)

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q3 2019 Occupied (#) Sq. Ft.	Q3 2019 Occupied (#) Units	Q3 2019 Leased (#) Sq. Ft.	Q3 2019 Leased (#) Units	Q3 2019 Occupied (%) Sq. Ft.	Q3 2019 Occupied (%) Units	Q3 2019 Leased (%) Sq. Ft.	Q3 2019 Leased (%) Units	Q3 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Office - Houston	100%	180,000	—	—	—	180,000	—	—%	—%	100%	—%	$ —	$ 4,400	1.0
Office - Other	23%	1,500,000	—	—	—	1,000,000	—	—%	—%	67%	—%	—	14,421	4.0
Retail - Houston	100%	72,264	—	—	—	42,389	—	—%	—%	59%	—%	—	2,200	3.0
Retail - Hawaii	100%	47,750	—	—	—	1,688	—	—%	—%	4%	—%	—	1,918	3.0
Multi-Family - Houston (d)	100%	—	1,221	—	—	—	—	—%	—%	—%	—%	—	20,601	3.7
Multi-Family - Columbia (d)	100%	56,619	382	—	—	—	—	—%	—%	—%	—%	—	9,162	4.0
Total Under Construction Properties												**—**	**52,702**	**3.5**
Total/ Wtd. Avg. for Portfolio												**$ 230,944**	**$ 323,130**	**2.8**

(a) Includes our share of NOI for our joint ventures.
(b) Annualized 3Q19 NOI includes distribution received from cost method investment in 1Q19. For purposes of this calculation, this one time annual distribution is not annualized
(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 18 for Seaport District Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q3 2019.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between 3Q19 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

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Stabilized Properties - Operating Assets Segment

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q3 2019 % Occ.	Q3 2019 % Leased	Annualized Q3 2019 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	100 %	100 %	$ 6,716	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,599	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	70 %	73 %	1,386	1,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,509	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	328	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,329	2,268
9303 New Trails	Houston, TX	100 %	97,967	58 %	79 %	843	1,800
One Hughes Landing	Houston, TX	100 %	197,719	94 %	98 %	10,225	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	98 %	98 %	5,090	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	888,219	91 %	95 %	15,270	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	79 %	89 %	1,293	1,402
One Mall North	Columbia, MD	100 %	98,619	97 %	97 %	1,749	1,947
One Merriweather	Columbia, MD	100 %	206,865	93 %	97 %	4,215	5,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,120	4,500
One Summerlin	Las Vegas, NV	100 %	206,279	100 %	100 %	6,121	5,700
Total Office			**3,120,560**			**74,793**	**73,049**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	85 %	85 %	1,619	2,014
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	479	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	53	217
Creekside Village Green	Houston, TX	100 %	74,670	89 %	89 %	2,272	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	100 %	100 %	4,498	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	606	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	2,229	2,200
Ward Village Retail	Honolulu, HI	100 %	936,530	93 %	94 %	19,345	19,800
Downtown Summerlin	Las Vegas, NV	100 %	823,531	94 %	94 %	18,264	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	268,522	90 %	95 %	6,676	6,500
Total Retail			**2,410,434**			**$ 56,041**	**$ 64,703**

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Stabilized Properties - Operating Assets Segment (con't)

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units (a)	Q3 2019 % Occ. (a)	Q3 2019 % Leased (a)	Annualized Q3 2019 NOI	Est. Stabilized NOI
Multi-family							
Millennium Six Pines Apartments	Houston, TX	100%	314	96%	97%	$ 4,384	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	393	94%	96%	4,262	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	99% / 96%	99% / 98%	7,595	7,500
The Metropolitan Downtown Columbia	Columbia, MD	50%	13,591 / 380	84% / 87%	84% / 92%	2,959	2,900
Constellation	Las Vegas, NV	100%	124	89%	89%	2,117	2,200
Total Multi-family			**36,871 / 1,601**			**21,317**	**21,700**
Hotel							
Embassy Suites at Hughes Landing (b)	Houston, TX	100%	205	81%	81%	5,426	4,500
Total Hotel			**205**			**5,426**	**4,500**
Other							
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	2,353	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	1,332	1,117
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,786	1,662
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	612	458
Summerlin Hospital Medical Center	Las Vegas, NV	5%	NA	NA	NA	3,625	3,625
Las Vegas Ballpark (c)	Las Vegas, NV	100%	NA	NA	NA	7,000	7,000
Other Assets	Various	100%	NA	NA	NA	491	467
Total Other						**17,199**	**16,531**
Total Stabilized						**$ 174,776**	**$ 180,483**

(a) Instances with two sets of rentable sq. ft/units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Hotel property percentage occupied is the average for Q3 2019.
(c) The Las Vegas Ballpark is home to our wholly owned team, the Las Vegas Aviators.

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Unstabilized Properties - Operating Assets Segment

($ in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q3 2019 % Occ. (a)	Q3 2019 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q3 2019 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	82%	82%	$ 80,732	$ 90,133	$ 6,741	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	95%	95%	60,705	74,994	6,246	6,900	2020	9%
Lakefront North (c)	Houston, TX	100%	258,058	87%	87%	55,070	77,879	128	6,458	2021	8%
100 Fellowship Drive	Houston, TX	100%	203,257	100%	100%	56,267	63,278	1,163	5,100	Q4 2019	8%
6100 Merriweather and Garage	Columbia, MD	100%	320,000	—%	47%	74,493	138,221	(103)	9,200	2023	7%
Two Merriweather	Columbia, MD	100%	127,235	72%	83%	34,096	40,941	914	3,500	2021	9%
Two Summerlin	Las Vegas, NV	100%	144,615	98%	98%	44,399	53,238	3,035	3,500	2020	7%
Total Office			**1,705,734**			**405,762**	**538,684**	**18,124**	**42,258**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,488	88%	88%	14,574	15,478	3,047	1,700	Q4 2019	11%
Lake Woodlands Crossing	Houston, TX	100%	60,261	91%	91%	11,436	12,546	1,341	1,668	2020	13%
Ke Kilohana (d)	Honolulu, HI	100%	21,900	—%	100%	—	—	—	1,050	Q4 2019	n.a.
Anaha & Ae'o Retail (d)	Honolulu, HI	100%	86,847	79% / 95%	100% / 95%	—	—	2,303	2,709	Q4 2019	n.a.
Total Retail			**252,496**			**26,010**	**28,024**	**6,691**	**7,127**		
Multi-family											
m.flats & TEN.M	Columbia, MD	50%	28,026 / 437	48% / 83%	48% / 88%	53,979	54,673	3,631	3,800	2020	7%
Creekside Apartments	Houston, TX	100%	292	86%	90%	40,058	42,111	2,327	3,500	2020	8%
Tanager Apartments	Las Vegas, NV	100%	267	32%	42%	47,452	59,276	648	4,400	2020	7%
Total Multi-family			**28,026 / 996**			**141,489**	**156,060**	**6,606**	**11,700**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	53%	53%	72,360	72,360	15,227	16,500	2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	79%	79%	98,226	98,444	8,801	10,500	2020	11%
Total Hotel			**704**			**170,586**	**170,804**	**24,028**	**27,000**		

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Unstabilized Properties - Operating Assets Segment (cont.)

($ in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q3 2019 % Occ. (a)	Q3 2019 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q3 2019 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Other											
HHC 242 Self-Storage	Houston, TX	100%	639	85%	87%	8,228	8,228	289	800	2020	10%
HHC 2978 Self-Storage	Houston, TX	100%	737	81%	83%	7,828	7,828	272	800	2020	10%
Hughes Landing Daycare	Houston, TX	100%	10,000 / n.a.	100%	100%	2,611	3,206	158	260	Q4 2019	8%
Total Other			**10,000 / 1,376**			**18,667**	**19,262**	**719**	**1,860**		
Total Unstabilized						**$ 762,514**	**$ 912,834**	**$ 56,168**	**$ 89,945**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of September 30, 2019. Each Hotel property Percentage Occupied is the average for Q3 2019. Instances with two sets of rentable sq. ft/units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 24 of this supplement.

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Under Construction Projects - Strategic Developments Segment

($ in thousands, except Sq. Ft. and units)

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	23% (d)	1,500,000	67%	Under Construction	Q2 2018	2023	$ 16,078	$ 16,078	$ 14,421	8%
8770 New Trails	Houston, TX	100%	180,000	100%	Under Construction	Q1 2019	2020	11,878	45,985	4,400	10%
Total Office			**1,680,000**					**27,956**	**62,063**	**18,821**	
Retail											
'A'ali'i (e)	Honolulu, HI	100%	11,336	—%	Under Construction	Q4 2018	2022	—	—	637	—%
Kō'ula (e)	Honolulu, HI	100%	36,414	5%	Under Construction	Q3 2019	2023	—	—	1,281	—%
Creekside Park West	Houston, TX	100%	72,264	59%	Under Construction	Q4 2018	2022	9,517	22,625	2,200	10%
Total Retail			**120,014**					**9,517**	**22,625**	**4,118**	

Project Name	Location	% Ownership	Est. Rentable Sq. Ft. / # of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Juniper Apartments (f)	Columbia, MD	100%	56,619 / 382	$ 2,053	Under Construction	Q2 2018	2023	$ 45,607	$ 116,386	$ 9,162	8%
Two Lakes Edge	Houston, TX	100%	386	2,690	Under Construction	Q2 2018	2024	54,391	107,706	8,529	8%
Lakeside Row	Houston, TX	100%	312	1,686	Under Construction	Q2 2018	2021	29,900	48,412	3,875	8%
Millennium Phase III	Houston, TX	100%	163	2,595	Under Construction	Q2 2019	2021	1,719	45,033	3,500	8%
Creekside Park Apartments Phase II	Houston, TX	100%	360	1,744	Under Construction	Q3 2019	2023	865	57,472	4,697	8%
Total Multi-family			**56,619 / 1,603**					**132,482**	**375,009**	**29,763**	
Total Under Construction								**$ 169,955**	**$ 459,697**	**$ 52,702**	

(a) Represents leases signed as of September 30, 2019 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including overhead allocations, development fees and leasing commissions in Develop. Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Develop. Costs Incurred represent HHC's equity in the project at September 30, 2019. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) In Q2 2019, we revised the calculation of our effective ownership interest in 110 North Wacker based on the loan modification and joint venture funding commitment changes that occurred in May 2019. As a result of the modification and our reduced future funding commitments, our effective ownership percentage is 23%. Our share of estimated stabilized NOI therefore decreased, but the 8% yield remained unchanged as our funding commitment decreased as well.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 24 of this supplement.
(f) Columbia Multi-family was renamed to Juniper Apartments as of Q1 2019.

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Seaport District Operating Performance

($ in thousands)	Real Estate Operations (Landlord) (a): Historic District & Pier 17	Real Estate Operations (Landlord) (a): Multi-Family (d)	Real Estate Operations (Landlord) (a): Hospitality (e)	Managed Businesses (b): Historic District & Pier 17 (f)	Managed Businesses (b): Tin Building (g)	Events, Sponsorships & Catering Business (c)	Q3 2019 Total
Revenues							
Rental revenue (h)	$ 1,381	$ 249	$ 829	$ 2	$ —	$ —	$ 2,461
Tenant recoveries	393	—	—	—	—	—	393
Other rental and property revenue	10	—	—	10,196	—	10,413	20,619
Total Revenues	1,784	249	829	10,198	—	10,413	23,473
Expenses							
Other property operating costs (h)	(3,934)	(137)	(817)	(11,237)	—	(10,388)	(26,513)
Total Expenses	(3,934)	(137)	(817)	(11,237)	—	(10,388)	(26,513)
Net Operating (Loss) Income - Seaport District (i)	$ (2,150)	$ 112	$ 12	$ (1,039)	$ —	$ 25	$ (3,040)
Project Status	Unstabilized	Stabilized	Unstabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft / Units							
Total Sq. Ft. / units	290,865	13,000 / 21	66	87,888	53,396	21,077	
Leased Sq. Ft. / units (j)	128,066	— / 21	57	73,488	53,396	21,077	
% Leased or occupied (j)	44%	—% / 100%	86%	84%	100%	100%	
Development (k)							
Development costs incurred	$ 508,365	$ —	$ —	$ —	$ 66,045	$ —	$ 574,410
Estimated total costs (excl. land)	$ 595,018	$ —	$ —	$ —	$ 173,452	$ —	$ 768,470

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended September 30, 2019, our managed businesses include, among others, 10 Corso Como Retail and Café, SJP by Sarah Jessica Parker, R17, Cobble & Co and the recently opened Bar Wayō, Malibu Farm and The Lookout at Pier 17.
(c) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(d) Multi-Family includes 85 South Street.
(e) Hospitality represents Mr. C Seaport, of which HHC has a 35% ownership interest. Percentage occupied is the average for Q3 2019.
(f) Includes our share of NOI from Bar Wayō.
(g) Represents the food hall by Jean-Georges.
(h) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(i) See page 32 for the reconciliation of Seaport District NOI.
(j) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(k) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $65.0 million.

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MPC Portfolio

Master Planned Communities- Remaining Saleable Acres (a)

Income Producing Assets - Stabilized and Unstabilized



Commercial 20%
Residential 80%
Commercial 40%
Residential 60%
Commercial 100%
Unstabilized 14%
Stabilized 86%
Stabilized 46%
Unstabilized 54%
Stabilized 44%
Unstabilized 56%

($ in thousands)	Nevada	Texas	Maryland	Total (c)
MPC Performance - 3Q19 & 3Q18				
MPC Net Contribution (3Q19) (b)	$37,197	$2,850	$(12)	$40,035
MPC Net Contribution (3Q18) (b)	$90,697	$(2,349)	$(395)	$87,953
Operating Asset Performance - 2019 & Future				
Annualized 3Q19 in-place NOI	$45,542	$123,823	$32,186	$201,551
Est. stabilized NOI (future) (d)	$57,683	$165,018	$53,541	$276,242
Wtd. avg. time to stab. (yrs.)	1.0	2.2	3.4	—

(a) Commercial acres may be developed by us or sold.
(b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended September 30, 2019 is found under Reconciliation of Non-GAAP Measures on page 33.
(c) Total excludes NOI from non-core operating assets and NOI from core assets within Hawai'i and New York as these regions are not defined as MPCs.
(d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction.

Howard Hughes.
HowardHughes.com 214.741.7744 19

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft..	1,477,006	—	—	387,813	1,255,741	3,120,560	—	—	—	—
Retail Sq. Ft.	315,932	—	—	823,531	102,790	1,242,253	936,530	13,000	268,522	1,218,052
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft..	1,113,884	—	—	144,615	447,235	1,705,734	—	—	—	—
Retail Sq.Ft. (a)	60,261	—	83,488	—	28,026	171,775	108,747	399,830	—	508,577
Multifamily units	292	—	—	267	437	996	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self Storage Units	1,376	—	—	—	—	1,376	—	—	—	—
Other Sq. Ft.	10,000	—	—	—	—	10,000	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft..	180,000	—	—	—	—	180,000	—	—	1,500,000	1,500,000
Retail Sq. Ft.	72,264	—	—	—	56,619	128,883	47,750	53,396	—	101,146
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	909	—	312	—	382	1,603	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,697	n.a.	n.a.	2,697
Current Residents (b)	117,100	36	10,100	110,000	112,000	349,236	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	88	1,358	2,202	3,168	n.a.	6,816	302	n.a.	n.a.	302
Estimated price per acre (c)	652	318	410	565	n.a.	—	n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	737	175	1,543	831	96	3,382	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	1,027	515	539	1,091	580	—	n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.

(b) Acreage shown as of September 30, 2019; current residents shown as of December 31, 2018.

(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2019 land models.

Howard Hughes.

HowardHughes.com 214.741.7744 20

Lease Expirations

Office and Retail Lease Expirations

Total Office and Retail Portfolio as of September 30, 2019


% of Annualized Cash Rent Expiring
30%
24%
18%
12%
6%
0%
Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail
2019 | 2020 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026 | 2027 | 2028 | 2029+
Houston
Summerlin
Columbia
Hawaii
Other

	Office Expirations (a)			Retail Expirations (a)		
Expiration Year	Annualized Cash Rent (In thousands)	Percentage of Annualized Cash Rent	Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.	Annualized Cash Rent (In thousands)	Percentage of Annualized Cash Rent	Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.
2019	$ 3,969	2.60%	$ 21.84	$ 1,466	1.39%	$ 34.27
2020	7,582	4.97%	29.97	7,204	6.84%	49.72
2021	6,719	4.40%	31.91	6,646	6.31%	27.12
2022	16,781	11.00%	32.54	6,313	5.99%	45.65
2023	12,889	8.45%	29.74	8,668	8.23%	46.38
2024	16,386	10.74%	30.59	7,807	7.41%	41.36
2025	12,383	8.12%	34.78	26,522	25.18%	55.20
2026	5,994	3.93%	36.16	5,825	5.53%	40.60
2027	15,100	9.90%	29.49	5,312	5.04%	42.77
2028	9,824	6.44%	42.08	7,481	7.10%	46.81
Thereafter	44,924	29.45%	39.20	22,068	20.98%	24.12
Total	**$ 152,551**	**100.00%**		**$ 105,312**	**100.00%**	

(a) Excludes leases with an initial term of 12 months or less.

Howard Hughes.
HowardHughes.com 214.741.7744 21

Acquisition / Disposition Activity Acquisition / Disposition Activity (In thousands, except rentable Sq. Ft. / Units / Acres) Q3 2019 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price No acquisition activity in Q3 2019 Q3 2019 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price 9/16/2019 Cottonwood Mall 100% Holladay, UT 196,975 sq ft / 54 acres $46.0 million HowardHughes.com 214.741.7744 22

Master Planned Community Land

($ in thousands)	The Woodlands Q3 2019	The Woodlands Q3 2018	The Woodlands Hills Q3 2019	The Woodlands Hills Q3 2018	Bridgeland Q3 2019	Bridgeland Q3 2018	Summerlin Q3 2019	Summerlin Q3 2018	Maryland Q3 2019	Maryland Q3 2018	Total Q3 2019	Total Q3 2018
Revenues:												
Residential land sale revenues	$ 11,722	$ 7,205	$ 2,988	$ 1,688	$ 17,618	$ 16,035	$ 45,039	$ 101,313	$ —	$ —	$ 77,367	$ 126,241
Commercial land sale revenues	—	1,362	—	—	—	127	—	—	—	—	—	1,489
Builder price participation	119	39	33	—	153	225	9,356	8,421	—	—	9,661	8,685
Other land sale revenues	1,957	1,893	—	10	20	1,055	3,282	3,349	—	413	5,259	6,720
Total revenues	13,798	10,499	3,021	1,698	17,791	17,442	57,677	113,083	—	413	92,287	143,135
Expenses:												
Cost of sales - residential land	(5,216)	(3,426)	(1,123)	(753)	(5,885)	(5,758)	(21,079)	(45,787)	—	—	(33,303)	(55,724)
Cost of sales - commercial land	—	(1,426)	—	—	—	(32)	—	—	—	—	—	(1,458)
Real estate taxes	(1,501)	(1,395)	39	(82)	(577)	(625)	(1,011)	(989)	(133)	(134)	(3,183)	(3,225)
Land sales operations	(4,266)	(4,457)	(593)	(1,216)	(1,446)	(1,296)	(2,185)	(2,193)	(193)	(668)	(8,683)	(9,830)
Depreciation and amortization	(34)	(34)	—	—	(33)	(36)	(21)	(8)	—	—	(88)	(78)
Other (loss) income, net	—	18	—	—	223	—	—	—	311	—	534	18
Total operating expenses	(11,017)	(10,720)	(1,677)	(2,051)	(7,718)	(7,747)	(24,296)	(48,977)	(15)	(802)	(44,723)	(70,297)
Net interest capitalized (expense)	(1,317)	(1,182)	284	223	4,249	3,315	5,334	4,270	—	—	8,550	6,626
Equity in earnings from real estate affiliates	—	—	—	—	—	—	4,523	9,454	—	—	4,523	9,454
EBT	$ 1,464	$ (1,403)	$ 1,628	$ (130)	$ 14,322	$ 13,010	$ 43,238	$ 77,830	$ (15)	$ (389)	$ 60,637	$ 88,918
Key Performance Metrics:												
Residential												
Total acres closed in current period	15.9	13.3	11	5.6	42.9	42.4	77.6	160.8	NM	NM		
Price per acre achieved (a)	$737	$542	$272	$301	$411	$378	$674	$572	NM	NM		
Avg. gross margins	55.5%	52.4 %	62.4%	55.4%	66.6%	64.1%	53.2%	54.8%	NM	NM		
Commercial												
Total acres closed in current period	—	1.6 (b)	—	—	—	—	—	—	—	—		
Price per acre achieved	NM	851	NM	NM	NM	NM	NM	NM	NM	NM		
Avg. gross margins	NM	(4.7)%	NM	NM	NM	74.8%	NM	NM	NM	NM		
Avg. combined before-tax net margins	55.5%	43.4 %	62.4%	55.4%	66.6%	64.0%	53.2%	54.8%	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Maryland
Remaining saleable acres					
Residential	88 (c)	1,358	2,202	3,168	—
Commercial	737	175	1,543	831	96 (d)
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	88% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	49% / 0.35 ac	86% / 0.23 ac	89% / 0.17 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	51% / 0.07 ac	14% / 0.13 ac	10% / 0.10 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac	12% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (e)	26	11	75	102	NM
Projected GAAP gross margin, residential / commercial (f)	55.5% / 75.6%	62.4% / 62.4%	66.6% / 66.6%	53.7% / 53.7%	NM
Projected cash gross margin (g)	99.0%	88.6%	80.1%	71.3%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2029	2034	2039	—
Commercial	2027	2027	2045	2039	2023

(a) The 2019 price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, which positively impacted results.
(b) The 1.6 acre commercial site sold in Q3 2018 was reacquired in 2014 at market value as the original purchaser did not proceed with construction. Our cost basis plus holding costs slightly exceeded the Q3 2018 sale price.
(c) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(d) Does not include 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(e) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2019.
(f) GAAP gross margin is net of MUDs and is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. The projected margin is the Company's estimate of the 2019 margin.
(g) Projected cash gross margin is net of MUDs and includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest based on the Company's 2019 land models.
NM Not meaningful.

HowardHughes.com 214.741.7744 23

Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Kō'ula (f)	Total
Key Metrics ($ in thousands)							
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	Upscale	
Number of units	177 (g)	317	465	423	750	565	2,697
Avg. unit Sq. Ft.	2,138	1,417	838	696	518	725	856
Condo Sq. Ft.	378,488	449,205	389,663	294,273	388,210	409,576	2,309,415
Street retail Sq. Ft.	8,200	16,100	70,800	21,900	11,336	36,414	164,750
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 1,281	$ 6,161
Stabilization year	2017	2019	2019	2020	2022	2023	
Development progress ($ in millions)							
Status	Opened	Opened	Opened	Opened	Under Construction	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	3Q19	
Completion date/status	Complete	Complete	Complete	Complete	2021	2022	
Total development cost	$ 453	$ 401	$ 430	$ 219	$ 412	$ 485	$ 2,400
Cost-to-date	$ 414	$ 392	$ 418	$ 211	$ 83	$ 37	$ 1,555
Remaining to be funded	$ 39	$ 9	$ 12	$ 8	$ 329	$ 448	$ 845
Financial Summary ($ in thousands, except per Sq. Ft.)							
Units closed (through Q3 2019)	170	314	465	422	—	—	1,371
Units under contract (through Q3 2019)	2	1	—	1	623	397	1,024
Total % of units closed or under contract	97.2%	99.4%	100.0%	100.0%	83.1%	70.3%	88.8%
Units closed (current quarter)	1	—	2	4	—	—	7
Units under contract (current quarter)	1	1	1	3	11	38	55
Square footage closed or under contract (total)	360,161	436,649	389,663	294,273	304,414	295,178	2,080,338
Total % square footage closed or under contract	95.2%	97.2%	100.0%	100.0%	78.4%	72.1%	90.1%
Target condo profit margin at completion (excl. land cost)							~30%
Total cash received (closings & deposits)							$ 2,042,201
Total GAAP revenue recognized							$ 1,872,096
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,100 - $1,150	$1,300 - $1,350	$700 - $750	$1,300 - $1,350	$1,500 - $1,550	$1,300 - 1,325
Expected construction costs per retail Sq. Ft.							$~1,100
Deposit Reconciliation (in thousands)							
Deposits from sales commitment							
Spent towards construction	$ —	$ —	$ —	$ —	$ 9,478	$ —	$ 9,478
Held for future use (h)	—	4,491	24	24	68,185	87,131	159,855
Total deposits from sales commitment	$ —	$ 4,491	$ 24	$ 24	$ 77,663	$ 87,131	$ 169,333

(a) We began delivering units at Waiea in November 2016. As of September 30, 2019, we have closed on 170 units. We have two under contract, and five units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of September 30, 2019, we have closed on 314 units. We have one unit under contract, and two units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of September 30, 2019, we have closed on all 465 units.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of September 30, 2019, we have closed on 422 unit and have one under contract.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of September 30, 2019, we have entered into contracts for 623 of the units.
(f) We broke ground on Kō'ula in the third quarter of 2019. As of September 30, 2019, we have entered into contracts for 397 of the units.
(g) The increase in number of units at Waiea from 2018 is a result of subdividing one large unit due to demand for smaller units in the tower.
(h) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes.
HowardHughes.com 214.741.7744 24

Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Under contract as of September 30, 2019.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas, this 261-acre mixed-use development received unanimous zoning approval June 26, 2019.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the note secured by the land and improvements for a purchase price of $5.3 million. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements. We are in the process of relocating the last tenants in the building and plan to commence demolition in the fourth quarter of 2019.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

Howard Hughes.
HowardHughes.com 214.741.7744 25

Debt Summary

(In thousands)	September 30, 2019	December 31, 2018
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	997,243	648,707
Special Improvement District bonds	14,382	15,168
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,625,792	1,454,579
Condominium financing (a)	27,845	96,757
Mortgages, notes and loans payable	3,665,262	3,215,211
Unamortized bond issuance costs	(5,465)	(6,096)
Deferred financing costs	(35,113)	(27,902)
Total mortgages, notes and loans payable, net	3,624,684	3,181,213
Total unconsolidated mortgages, notes and loans payable at pro-rata share	100,794	96,185
Total Debt	**$ 3,725,478**	**$ 3,277,398**

Net Debt on a Segment Basis, at share as of September 30, 2019

(In thousands)	Operating Assets	Master Planned Communities	Seaport District	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a) (b)	$ 1,914,080	$ 231,906	$ 352,669	$ 195,918	$ 2,694,573	$ 1,003,059	$ 3,697,632
Condominium financing (a)	—	—	—	27,846	27,846	—	27,846
Less: cash and cash equivalents (b)	(76,618)	(163,091)	(5,249)	(54,951)	(299,909)	(399,090)	(698,999)
Special Improvement District receivables	—	(17,352)	—	—	(17,352)	—	(17,352)
Municipal Utility District receivables	—	(288,376)	—	—	(288,376)	—	(288,376)
TIF Receivable	—	—	—	(5,792)	(5,792)	—	(5,792)
Net Debt	**$ 1,837,462**	**$ (236,913)**	**$ 347,420**	**$ 163,021**	**$ 2,110,990**	**$ 603,969**	**$ 2,714,959**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of September 30, 2019 (c)

(In thousands)	Remaining in 2019	2020	2021	2022	2023	2024	Thereafter	Total
Mortgages, notes and loans payable	$ 38,341	$ 209,995	$ 425,719	$ 202,768	$ 842,386	$ 447,075	$ 1,498,979	$ 3,665,263
Interest payments	47,192	171,629	158,154	144,270	127,933	85,504	120,823	855,505
Ground lease and other leasing commitments	1,698	7,272	7,111	6,373	6,389	6,432	266,855	302,130
Total consolidated debt maturities and contractual obligations	**$ 87,231**	**$ 388,896**	**$ 590,984**	**$ 353,411**	**$ 976,708**	**$ 539,011**	**$ 1,886,657**	**$ 4,822,898**

(a) As of September 30, 2019 and December 31, 2018, $616.7 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. An additional $114.3 million and $50.0 million of variable rate debt was subject to interest rate collars as of September 30, 2019 and December 31, 2018, respectively, and $75.0 million of variable rate debt was capped at a maximum interest rate as of September 30, 2019 and December 31, 2018.

(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in real estate and other affiliates.

(c) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

Howard Hughes.
HowardHughes.com 214.741.7744 26

Property-Level Debt

($ in thousands)

Asset		Q3 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities							
The Woodlands Master Credit Facility	$	150,000	L+275	Floating/Cap	4.77%		Apr-20 / Apr-21
Bridgeland Credit Facility		65,000	L+315	Floating	5.24%		Nov-20 / Nov-22
		215,000					
Operating Assets							
Outlet Collection at Riverwalk		46,100	L+250	Floating	4.52%		Oct-19 / Oct-20
Three Hughes Landing		59,279	L+260	Floating	4.62%		Dec-19 / Dec-20
Downtown Summerlin		261,096	L+215	Floating	4.17%		Sep-20 / Sep-21
Two Merriweather		27,277	L+250	Floating	4.52%		Oct-20 / Oct-21
20/25 Waterway Avenue		13,198	4.79%	Fixed	4.79%		May-22
100 Fellowship Drive		46,562	L+150	Floating	3.52%		May-22
Millennium Waterway Apartments		53,300	3.75%	Fixed	3.75%		Jun-22
HHC 242 Self-Storage		5,499	L+260	Floating	4.62%		Dec-21 / Dec-22
HHC 2978 Self-Storage		5,395	L+260	Floating	4.62%		Dec-21 / Dec-22
Lake Woodlands Crossing Retail		11,866	L+180	Floating	3.82%		Jan-23
Senior Secured Credit Facility		615,000	4.61%	Floating/Swap	4.61%	(b)	Sep-23
The Woodlands Resort & Conference Center		62,500	L+250	Floating	4.52%		Dec-21 / Dec-23
Lakefront North		28,980	L+200	Floating	4.02%		Dec-22 / Dec-23
9303 New Trails		11,302	4.88%	Fixed	4.88%		Dec-23
4 Waterway Square		33,097	4.88%	Fixed	4.88%		Dec-23
Tanager Apartments		28,767	L+225	Floating	4.27%		Oct-21 / Oct-24
Two Summerlin		33,372	4.25%	Fixed	4.25%		Oct-22 / Oct-25
3831 Technology Forest Drive		21,248	4.50%	Fixed	4.50%		Mar-26
Kewalo Basin Harbor		9,654	L+275	Floating	4.77%		Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed	3.39%		Aug-28
3 Waterway Square		47,993	3.94%	Fixed	3.94%		Aug-28
One Lakes Edge		69,440	4.50%	Fixed	4.50%		Mar-29
Aristocrat		38,290	3.67%	Fixed	3.67%		Sep-29
Creekside Park Apartments		37,730	3.52%	Fixed	3.52%		Oct-29
One Hughes Landing		52,000	4.30%	Fixed	4.30%		Dec-29
Two Hughes Landing		48,000	4.20%	Fixed	4.20%		Dec-30
Constellation Apartments		24,200	4.07%	Fixed	4.07%		Jan-33
Hughes Landing Retail		35,000	3.50%	Fixed	3.50%		Dec-36
Columbia Regional Building		24,766	4.48%	Fixed	4.48%		Feb-37
Las Vegas Ballpark		51,231	4.92%	Fixed	4.92%		Dec-39
	$	1,844,642					

Howard Hughes
HowardHughes.com 214.741.7744 27

Property-Level Debt (con't)

($ in thousands)

Asset		Q3 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Seaport District						
250 Water Street	$	99,723	6.00%	Fixed	6.00%	Jun-20
Seaport District (c)		250,000	6.10%	Fixed to Floating	6.10%	Jun-24
		349,723				
Strategic Developments						
A'ali'i		27,846	L+310	Floating	5.12%	Jun-22 / Jun-23
Lakeside Row		18,798	L+225	Floating	4.27%	Jul-22 / Jul-23
Two Lakes Edge		22,665	L+215	Floating	4.17%	Oct-22 / Oct-23
Creekside Park West		6,048	L+225	Floating	4.27%	Mar-23 / Mar-24
110 North Wacker		114,296	L+300	Floating/Collar	5.02%	Apr-22 / Apr-24
Millennium Phase III		1	L+175	Floating	3.77%	Aug-23 / Aug-24
6100 Merriweather		26,816	L+275	Floating	4.77%	Sep-22 / Sep-24
Juniper Apartments		12,510	L+275	Floating	4.77%	Sep-22 / Sep-24
8770 New Trails		1,682	L+245	Floating	4.47%	Jun-21 / Jan-32
		230,662				
Total (d)	$	2,640,027				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) The loan initially bears interest at 6.10% and matures on June 1, 2024. The loan will begin bearing interest at one-month LIBOR plus 4.10%, subject to a LIBOR cap of 2.30% and LIBOR floor of 0.00%, at the earlier of June 20, 2021 or the date certain debt coverage ratios are met.
(d) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC and retail.

Howard Hughes.

HowardHughes.com 214.741.7744 28

Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date September 30, 2019 2019 2020 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 34 $ 407 $ 1,737 $ 42,185 $ 44,329 Seaport 100% 2031 (b) 544 544 2,199 221,019 223,762 Kewalo Basin Harbor 100% 2049 — — 300 8,600 8,900 $ 578 $ 951 $ 4,236 $ 271,804 $ 276,991 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 29

Definitions Definitions Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of September 30, 2019, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 30

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	YTD Q3 2019	YTD Q3 2018
Total Operating Assets segment EBT (a)	$ 19,825	$ 12,628	$ 5,686	$ (5,793)	$ (4,115)	$ 38,139	$ 9,635
Depreciation and amortization	28,844	28,938	27,108	29,265	26,470	84,890	74,028
Interest expense, net	21,645	20,059	18,991	18,664	18,891	60,695	52,886
Equity in (earnings) loss from real estate and other affiliates	(441)	(45)	(2,709)	(487)	76	(3,195)	(1,507)
Selling profit from sales-type leases	(13,537)	—	—	—	—	(13,537)	—
Impact of straight-line rent	(2,529)	(2,537)	(2,845)	(3,277)	(3,241)	(7,911)	(8,777)
Other	477	(340)	122	707	2,808	259	2,701
Total Operating Assets NOI - Consolidated	**54,284**	**58,703**	**46,353**	**39,079**	**40,889**	**159,340**	**128,966**
Redevelopments							
110 North Wacker	—	—	—	513	—	—	—
Total Operating Asset Redevelopments NOI	**—**	**—**	**—**	**513**	**—**	**—**	**—**
Dispositions							
Cottonwood Square	—	—	—	—	—	—	11
Total Operating Asset Dispositions NOI	**—**	**—**	**—**	**—**	**—**	**—**	**11**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**54,284**	**58,703**	**46,353**	**39,592**	**40,889**	**159,340**	**128,977**
Company's Share NOI - Equity investees	**2,043**	**1,688**	**1,464**	**1,952**	**1,343**	**5,195**	**2,709**
Distributions from Summerlin Hospital Investment	**—**	**—**	**3,625**	**—**	**—**	**3,625**	**3,435**
Total Operating Assets NOI	**$ 56,327**	**$ 60,391**	**$ 51,442**	**$ 41,544**	**$ 42,232**	**$ 168,160**	**$ 135,121**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

Howard Hughes. HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't) Reconciliation of Non-GAAP Measures Reconciliation of Seaport District segment EBT to Total NOI: (In thousands) Q3 2019 Q2 2019 Q1 2019 Q4 2018 Q3 2018 YTD Q3 2019 YTD Q3 2018 Total Seaport District segment EBT (a) $ (16,656) $ (14,270) $ (15,852) $ (15,660) $ (8,798) $ (46,778) $ (8,205) Depreciation and amortization 6,767 6,753 6,193 5,959 2,309 19,713 6,506 Interest expense (income), net 4,984 1,924 1,532 2,176 (1,471) 8,440 (8,466) Equity in losses from real estate and other affiliates 705 451 632 14 452 1,788 692 Impact of straight-line rent 412 491 755 179 (274) 1,658 (612) Loss on sale or disposal of real estate — — 6 — — 6 — Other - development related 896 1,764 2,749 3,816 4,836 5,405 8,122 Total Seaport District NOI - Consolidated (2,892) (2,887) (3,985) (3,516) (2,946) (9,768) (1,963) Company's Share NOI - Equity investees (148) (42) (195) (134) (452) (385) (579) Total Seaport District NOI $ (3,040) $ (2,929) $ (4,180) $ (3,650) $ (3,398) $ (10,153) $ (2,542) (a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation. HowardHughes.com 214.741.7744 32

Reconciliation of Non-GAAP Measures (con't)

(In thousands)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 84,608	$ 116,973	$ 183,335	$ 204,812
Total commercial land sales closed in period	—	1,362	—	2,760
Net recognized (deferred) revenue:				
Bridgeland	—	127	34	131
Summerlin	(7,244)	1,345	(6,769)	5,232
Total net recognized (deferred) revenue	(7,244)	1,472	(6,735)	5,363
Special Improvement District bond revenue	3	7,923	401	13,789
Total land sales revenue - GAAP basis	$ 77,367	$ 127,730	$ 177,001	$ 226,724

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 60,637	$ 88,918	$ 145,469	$ 172,338
Plus:				
Cost of sales - land	33,304	57,183	78,128	109,609
Depreciation and amortization	88	78	334	245
MUD and SID bonds collections, net	10,099	(347)	11,080	(5,351)
Distributions from real estate and other affiliates	1,320	925	4,061	3,670
Less:				
MPC development expenditures	(60,890)	(48,339)	(180,733)	(139,605)
MPC land acquisitions	—	(1,011)	(752)	(3,565)
Equity in earnings in real estate and other affiliates	(4,523)	(9,454)	(18,859)	(34,682)
MPC Net Contribution	$ 40,035	$ 87,953	$ 38,728	$ 102,659

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ 19,825	$ (4,115)	$ 38,139	$ 9,635
MPC segment EBT	60,637	88,918	145,469	172,338
Seaport District segment EBT	(16,656)	(8,798)	(46,778)	(8,205)
Strategic Developments segment EBT	25,958	20	99,947	1,522
Corporate income, expenses and other items	(51,003)	(44,691)	(137,274)	(149,860)
Income before taxes	38,761	31,334	99,503	25,430
Provision for income taxes	(8,718)	(7,487)	(24,207)	(5,628)
Net income	30,043	23,847	75,296	19,802
Net loss attributable to noncontrolling interests	(285)	(482)	(240)	(51)
Net income attributable to common stockholders	$ 29,758	$ 23,365	$ 75,056	$ 19,751

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